Exhibit 99.1

KRATON CORPORATION ANNOUNCES PRICING OF PRIVATE OFFERING OF SENIOR NOTES

HOUSTON, May 17, 2018 /PRNewswire/-Kraton Corporation (NYSE: KRA) (the “Company”) today announced that Kraton Polymers LLC and Kraton Polymers Capital Corporation, its wholly-owned subsidiaries (together, the “Issuers”), priced €290.0 million in aggregate principal amount of 5.25% senior notes due 2026 (the “Notes”) in connection with their previously announced private offering of the Notes. The Notes will be general unsecured obligations of the Issuers and will be guaranteed by the Company and certain of the Issuers’ wholly-owned domestic subsidiaries that guarantee the U.S. dollar denominated borrowings under the Company’s existing senior credit facilities and outstanding senior notes.
The Company intends to use the net proceeds from the offering of the Notes and borrowings under incremental U.S. dollar denominated term loans (the “Incremental Term Loans”) under the Company’s existing senior secured term loan facility, together with borrowings under the Company’s existing asset-based revolving credit facility and/or cash on hand, to pay the consideration and accrued and unpaid interest in connection with the previously announced tender offer (the “Tender Offer”) for any and all of the Issuers’ outstanding 10.500% senior notes due 2023 (the “10.5% Notes”) and fees and expenses for the refinancing. In connection with the commencement of the Tender Offer, the Issuers also called for redemption any 10.5% Notes that remain outstanding following the Tender Offer.
The offering of the Notes, the Incremental Term Loans and the Tender Offer are expected to close concurrently on May 24, 2018, subject to customary conditions.
The Notes and related subsidiary guarantees will be offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act. The offer and sale of the Notes and related guarantees have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.
This press release does not constitute an offer to sell or the solicitation of an offer to purchase any of the foregoing securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation, sale or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
This press release also does not constitute an offer to purchase any of the 10.5% Notes or a notice of redemption under the optional redemption provisions of the indenture governing any series of notes.
FORWARD-LOOKING STATEMENTS
Some of the statements in this press release contain forward-looking statements. This press release includes forward-looking statements that reflect our plans, beliefs, expectations, and current views with respect to, among other things, our intention to offer the Notes, borrow the Incremental Term Loans or borrow under the Company’s asset-based revolving credit facility, and the use of proceeds therefrom to fund the tender offer and related redemption and the expected closing date of those transactions. Forward-looking statements are characterized by the use of words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “foresees” or “future.”

Exhibit 99.1

All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: the Company’s ability to repay its indebtedness and risks associated with incurring additional indebtedness; the Company’s reliance on third parties for the provision of significant operating and other services; conditions in, and risks associated with operating in, the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in the Company’s end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events.
For Further Information:
H. Gene Shiels 281-504-4886